Exhibit 5.1

Conyers Dill & Pearman Cricket Square PO Box 2681 Grand Cayman KY1-1111 Tel: +1 [345] 945 3901 Fax: +1 [345] 945 3902 conyersdill.com	BERMUDA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS CYPRUS DUBAI HONG KONG LONDON MAURITIUS MOSCOW SAO PAULO SINGAPORE
3 November, 2010
Matter No.: 874034
Doc Ref. CWHB/aw/#344183
RDA Microelectronics, Inc.
Suite 302, Building 2
690 Bibo Road
Pudong District
Shanghai 201203
People’s Republic of China
Dear Sirs,
RDA Microelectronics, Inc. (the “Company”)
We have acted as special Cayman legal counsel to the Company in connection with the public offering (the “Public Offering”) of American Depositary Shares representing ordinary shares issued by the Company (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended on 27 October, 2010 and 3 November, 2010 (the “Registration Statement”) filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”).
For the purposes of giving this opinion, we have examined and relied on a director’s certificate of the Company dated 3 November, 2010 certifying amongst other things: (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; and (b) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us, a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 13 September, 2010 and a copy of the Registration Statement. We have also reviewed the memorandum of association and the articles of association of the Company, each adopted by the shareholders of the Company on 19 October, 2010 to be effective upon consummation of the Public Offering, copies of written resolutions of the board of directors of the Company passed on 19 October, 2010 and minutes of two meetings of members of the

Company both held on 19 October, 2010 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed that upon issue of any Shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	The issue of the Shares has been duly authorised, and when issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	The statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation — Cayman Islands Taxation” in the Registration Statement, to the extent that they constitute statements of the Cayman Islands law, are true and accurate based on current law and practice at the date hereof and such statements constitute our opinion.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the

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category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,

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